Section 1350 Certifications
CERTIFICATE OF CHIEF FINANCIAL OFFICER AND
CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Qiaozhen Chen, President, Chief Executive Officer, Chief Financial Officer and Director of Genemen Inc. (who also performs as the Principal Financial Officer and Principal Accounting Officer) certify that the Quarterly Report on Form 10-QSB (the "Report") for the quarter ended August 31, 2006, filed with the Securities and Exchange Commission on the date hereof:

(i)       fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii)      the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Genemen Inc.

By:	/s/ ”Qiaozhen Chen”
Qiaozhen Chen
President, Chief Executive Officer and a
member of the Board of Directors (who also
performs as the Principal Financial officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Genemen Inc. and will be retained by Genemen Inc. and furnished to the Securities and Exchange Commission or its staff upon request.